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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use of our report, dated March 14, 2001, relating to the financial statements of Walton Bank & Trust Company for the year ended December 31, 2000, included in this Annual Report on Form 10-K and incorporated by reference in the previously filed Registration Statements on Forms S-8 (File Number 333-102209, dated December 26, 2002; File Number 333-65188, dated July 16, 2001; File Number 333-60702, dated May 11, 2001; File Number 333-49436, dated November 7, 2000; File Number 333-15069, dated October 30, 1999; File Number 333-88645, dated October 8, 1999; File Number 333-79463, dated May 27, 1999; File Number 333-79457, dated May 27, 1999; File Number 333-74555, dated March 17, 1999; and File Number 333-56473, dated June 10, 1998).

                      /s/  MAULDIN & JENKINS, LLC

Atlanta, Georgia
March 27, 2003

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS